Jefferson Bancorp, Inc.
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               Holding Company for Jefferson Federal Savings Bank
1011 Fourth Street          Gretna, Louisiana  70053            (504) 368-1011
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                                PRESS RELEASE

Contact:  Wayne G. Hymel, Sr.
          Jefferson Bancorp, Inc.

Telephone:(504) 368-1011              FOR IMMEDIATE RELEASE 09/12/96


                  JEFFERSON BANCORP, INC. ANNOUNCES DIVIDEND

Gretna, Louisiana -- September 12, 1996. Karen L. Knight, Chairman of the Board of Directors of Jefferson Bancorp, Inc. (the "Company"), the parent of Jefferson Federal Savings Bank ("Jefferson FSB"), announced that the Company's Board of Directors at its meeting on September 11, 1996 declared a $0.0750 (7 1/2 cents) cash dividend on the common stock of the Company based on earnings during the third quarter of 1996. The dividend is payable on October 15, 1996 to stockholders of record at the close of business on September 30, 1996.

Jefferson Bancorp, Inc. is the parent company of Jefferson FSB, a federally chartered savings bank with seven branch locations and ten Jeff-24 automatic teller machines located in East and West Jefferson Parish and in West Orleans Parish. Organized in 1953, as Jefferson Homestead Association, the Bank offers savings and lending products, as well as checking and other consumer-oriented banking services.

Jefferson Bancorp, Inc. common stock is traded on the Nasdaq National Market under the symbol "JEBC." The local newspaper (TIMES PICAYUNE) lists Jefferson Bancorp, Inc. on the Nasdaq "How Stocks of Local Interest Fared."